Exhibit 99.1

Pixelworks Reports First Quarter 2013 Financial Results

SAN JOSE, Calif., April 25, 2013 -- Pixelworks, Inc. (NASDAQ: PXLW), a pioneer in innovative video and display processing technology, today announced financial results for the first quarter ended March 31, 2013.

First quarter 2013 revenue was $8.3 million, compared to $13.6 million reported in the prior quarter and $14.3 million in the first quarter of 2012. The decline in first quarter revenue reflects greater than normal seasonality coupled with a push-out of certain licensing revenue.

On a GAAP basis, gross profit margin in the first quarter of 2013 was 48.1%, compared to 48.6% in the prior quarter and 54.5% in the first quarter of 2012. The sequential decline in gross profit margin was driven by reduced fixed cost absorption during the first quarter of 2013 offset by a favorable product mix. First quarter 2013 GAAP operating expenses were $9.5 million, compared to $9.8 million in the previous quarter and $9.1 million in the first quarter of 2012. For the first quarter of 2013, the Company recorded a GAAP net loss of $5.4 million, or $0.29 per share, compared to a GAAP net loss of $3.6 million, or $0.19 per share, in the fourth quarter of 2012 and a GAAP net loss of $0.6 million, or $0.04 per share, in the first quarter of 2012.

On a non-GAAP basis, gross profit margin in the first quarter of 2013 was 49.7%, compared to 49.9% in the prior quarter and 55.7% in the first quarter of 2012. First quarter 2013 operating expenses on a non-GAAP basis were $8.9 million, compared to $9.2 million in the prior quarter and $8.6 million in the first quarter of 2012. The sequential decline in operating expenses was primarily due to modest decreases in certain development costs. First quarter 2013 research and development expense did not include any reimbursement credit related to a co-development partnership with a major customer; however, future reimbursement credits to research and development expense are anticipated in 2013 as additional milestones associated with the co-development partnership are achieved. The Company expects the product being developed under this co-development project to begin contributing significantly to revenue in 2014. For the first quarter of 2013, the Company recorded a non-GAAP net loss of $4.7 million, or $0.25 per share, compared with a net loss of $2.8 million, or $0.15 per share, in the prior quarter and a net loss of $0.1 million, or $0.01 per share, in the first quarter of 2012.

“The first quarter was a difficult quarter due to an ongoing inventory correction that led to a weaker demand environment for our products as well as the push-out of an IP licensing deal into Q2,” said Bruce Walicek, President and CEO of Pixelworks. “Despite these first quarter challenges, we expect our robust IP licensing pipeline, strong design win activity, and ramping of new products to contribute to topline growth in the second quarter and for the balance of 2013. As the industry begins a major shift to higher resolutions across all screens, we remain focused on capitalizing on this trend and applying our industry-leading video display processing technology to deliver the highest quality video experience to displays of all sizes.”

The Company will discuss the details of its business outlook for the second quarter of 2013 during its conference call scheduled for today, April 25, 2013, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 866-318-8614 and using passcode 28846278. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, May 2, 2013, and can be accessed by calling 888-286-8010 and using passcode 11476943.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.
For more information, please visit the Company's Web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.
Safe Harbor Statement
This release contains statements, including, without limitation, the statements in Bruce Walicek's quote that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Revenue, net	$8,271	$13,571	$14,330
Cost of revenue (1)	4,294	6,979	6,521
Gross profit	3,977	6,592	7,809
Operating expenses:
Research and development (2)	5,884	6,247	5,093
Selling, general and administrative (3)	3,598	3,576	4,019
Total operating expenses	9,482	9,823	9,112
Loss from operations	(5,505)	(3,231)	(1,303)
Interest expense and other, net	(98)	(108)	(98)
Loss before income taxes	(5,603)	(3,339)	(1,401)
Provision (benefit) for income taxes	(198)	218	(763)
Net loss	$(5,405)	$(3,557)	$(638)
Net loss per share - basic and diluted	$(0.29)	$(0.19)	$(0.04)
Weighted average shares outstanding - basic and diluted	18,456	18,401	18,029
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$91	$135	$132
Stock-based compensation	40	44	39
(2) Includes stock-based compensation	258	274	222
(3) Includes stock-based compensation	386	316	241

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$3,977	$6,592	$7,809
Additional amortization of non-cancelable prepaid royalty	91	135	132
Stock-based compensation	40	44	39
Total reconciling items included in cost of revenue	131	179	171
Non-GAAP gross profit	$4,108	$6,771	$7,980
Non-GAAP gross profit margin	49.7%	49.9%	55.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,482	$9,823	$9,112
Reconciling item included in research and development:
Stock-based compensation	258	274	222
Reconciling item included in selling, general and administrative:
Stock-based compensation	386	316	241
Total reconciling items included in operating expenses	644	590	463
Non-GAAP operating expenses	$8,838	$9,233	$8,649
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(5,405)	$(3,557)	$(638)
Reconciling items included in cost of revenue	131	179	171
Reconciling items included in operating expenses	644	590	463
Tax effect of non-GAAP adjustments	(43)	(20)	(144)
Non-GAAP net loss	$(4,673)	$(2,808)	$(148)
Non-GAAP net loss per share - basic and diluted	$(0.25)	$(0.15)	$(0.01)
Non-GAAP weighted average shares outstanding - basic and diluted	18,456	18,401	18,029

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(5,405)	$(3,557)	$(638)
Stock-based compensation	684	634	502
Additional amortization of non-cancelable prepaid royalty	91	135	132
Tax effect of non-GAAP adjustments	(43)	(20)	(144)
Non-GAAP net loss	$(4,673)	$(2,808)	$(148)
EBITDA adjustments:
Depreciation and amortization	$1,058	$1,194	$1,172
Interest expense and other, net	98	108	98
Non-GAAP provision (benefit) for income taxes	(155)	238	(619)
Adjusted EBITDA	$(3,672)	$(1,268)	$503

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$12,647	$13,404
Accounts receivable, net	2,398	3,772
Inventories	2,424	2,702
Prepaid expenses and other current assets	1,708	1,727
Total current assets	19,177	21,605
Property and equipment, net	5,316	6,283
Other assets, net	1,494	1,653
Total assets	$25,987	$29,541
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,195	$2,224
Accrued liabilities and current portion of long-term liabilities	8,337	8,666
Current portion of income taxes payable	150	207
Short-term line of credit	2,300	—
Total current liabilities	12,982	11,097
Long-term liabilities, net of current portion	953	1,445
Income taxes payable, net of current portion	2,000	2,331
Total liabilities	15,935	14,873
Shareholders’ equity	10,052	14,668
Total liabilities and shareholders’ equity	$25,987	$29,541

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com